Exhibit 10.1

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”) dated as of March 29, 2010 between Microsemi Corporation, a Delaware corporation (“Parent”), Rabbit Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of Parent (“Purchaser”), and certain shareholders of White Electronic Designs Corporation, an Indiana corporation (the “Company”), listed on Annex I (each, a “Shareholder”), each an owner of Company Shares.

RECITALS

WHEREAS, as of the date hereof, each Shareholder on Annex I is the holder of the number of Company Shares set forth opposite such Shareholder’s name (all such directly or indirectly owned Company Shares that are outstanding as of the date hereof, together with any Company Shares that are hereafter issued to or otherwise acquired or owned by any Shareholder prior to the termination of this Agreement (including pursuant to any exercise of Company Stock Options, acquisition by purchase, or stock dividend, distribution, split-up, recapitalization, combination or similar transaction, the “Subject Shares”));

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof among Parent, Purchaser and the Company, Parent and Purchaser have required that each Shareholder, and in order to induce Parent and Purchaser to enter into the Merger Agreement each Shareholder has agreed to, enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement, and the other definitional and interpretative provisions set forth in Sections 1.1 and 10.9 of the Merger Agreement shall apply hereto as if such provisions were set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder represents and warrants to Parent and Purchaser as to itself, severally and not jointly, that:

Section 1.1 Authorization; Binding Agreement. If such Shareholder is not a natural person, such Shareholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Shareholder. If such Shareholder is a natural person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar applicable Law, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 1.2 Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Shareholder is not a natural person, violate any certificate of incorporation, bylaws or other organizational documents of such Shareholder, (ii) violate any applicable Law applicable to such Shareholder, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any material agreement or material permit binding on such Shareholder or (iv) result in the imposition of any Lien on any asset of such Shareholder, in the cases of (iii) or (iv) above, in a manner that would prevent in any material respect such Shareholder from fulfilling its obligations hereunder. No governmental licenses, authorizations, permits, consents or approvals are required in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, except for applicable requirements, if any, under the Exchange Act and any other applicable U.S. state or federal securities laws.

Section 1.3 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Shareholder, threatened against or otherwise affecting, such Shareholder or any of its properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 1.4 Ownership of Subject Shares; Total Shares. Such Shareholder is the record or beneficial owner of its Subject Shares and, as of the date of Purchaser’s acceptance of the Subject Shares in the Offer, such Shareholder will have good, valid and marketable title to the Subject Shares, in each case, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act and subject to any risk of forfeiture with respect to any Subject Shares consisting of unvested restricted stock pursuant to any agreement with the Company. As of the date hereof, such Shareholder does not own, beneficially or otherwise, any Company Securities other than (x) as set forth opposite such Shareholder’s name in Annex I and (y) the Company Stock Options and Company RSUs set forth opposite such Shareholder’s name on Section 4.3(f) of the Disclosure Schedule.

Section 1.5 Voting Power. Such Shareholder has full voting power, with respect to its Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Subject Shares. None of such Shareholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such shares, except as provided hereunder.

Section 1.6 Finder’s Fees. Except as provided in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or any Company Subsidiary in connection with the transactions contemplated by the Merger Agreement or this Agreement based solely upon any arrangement or agreement made by or on behalf of such Shareholder.

Section 1.7 Reliance by Parent. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Shareholders as follows:

Section 2.1 Authorization; Binding Agreement. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Indiana, respectively, and the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within Parent’s and Purchaser’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Purchaser. This Agreement constitutes a valid and binding agreement of Parent and Purchaser enforceable against Parent and Purchase in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar applicable Law, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.2 Non-Contravention. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any certificate of incorporation, bylaws or other organizational documents of Parent or Purchaser, (ii) violate any applicable Law applicable to Parent or Purchaser, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent or Purchaser are entitled under any provision of any material agreement or material permit binding on Parent or Purchaser or (iv) result in the imposition of any Lien on any asset of Parent or Purchaser, in the case of each of clauses (ii) through (iv) such as, individually or in the aggregate, would not prevent or materially delay Parent’s or Purchaser’s ability to perform its obligations hereunder. No governmental licenses, authorizations, permits, consents or approvals are required in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated hereby, except for applicable requirements, if any, under the Exchange Act and any other applicable U.S. state or federal securities laws and for such licenses, authorizations, permits, consents or approvals the absence of which, individually or in the aggregate, would not prevent or materially delay Parent’s or Purchaser’s ability to perform its obligations hereunder.

ARTICLE III

COVENANTS OF THE SHAREHOLDERS

Subject to Section 4.13, each Shareholder hereby covenants and agrees as to itself, severally and not jointly, that:

Section 3.1 Voting of Subject Shares. At every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, such Shareholder shall, or shall cause the holder of record on any applicable record date to, vote its Subject Shares (to the extent that any of such Shareholder’s Subject Shares are not purchased in the Offer) (i) in favor of the approval of the Merger Agreement and the transactions contemplated thereby, (ii) against (A) any agreement or arrangement related to any Acquisition Proposal, (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any Company Subsidiary or (C) any other proposal or transaction the approval of which is intended or could reasonably be expected to impede, interfere with, prevent, postpone, discourage, frustrate or materially delay the Offer or the Merger and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement, which is considered at any such meeting of shareholders, and in connection therewith to execute any documents reasonably requested by Parent which are necessary or appropriate in order to effectuate the foregoing.

Section 3.2 Irrevocable Proxy. In order to secure the performance of such Shareholder’s obligations under this Agreement, by entering into this Agreement, such Shareholder hereby irrevocably grants a proxy appointing each executive officer of Purchaser as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in its name, to vote, express consent or dissent, or otherwise to utilize such voting power, in each case, in the manner contemplated by Section 3.1. Such Shareholder hereby further affirms that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement and that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done pursuant to the terms hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 23-1-30-4(e) of the IBCL. The proxy granted by such Shareholder pursuant to this Section 3.2 shall automatically terminate, without any notice or other action by any person, upon termination of this Agreement in accordance with its terms. Such Shareholder hereby revokes any and all previous proxies granted with respect to its Subject Shares. If any Shareholder is the beneficial owner, but not the record owner, of any of the Subject Shares, such Shareholder shall cause the record owner thereof to execute and grant an irrevocable proxy conforming to the above provisions of this Section 3.2.

Section 3.3 No Transfers; No Inconsistent Arrangements.

(a) Except as provided hereunder or under the Merger Agreement, such Shareholder shall not, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to or permit any such transfer of, any or all of its Subject Shares, or any interest therein, or create, agree to create or voluntarily permit to exist any Lien, other than any restrictions imposed by applicable Law or pursuant to this Agreement, on any such Subject Shares, (ii) enter into any Contract with respect to any transfer of such Subject Shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Subject Shares, (iv) deposit or permit the deposit of such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or (v) take, agree to take or voluntarily permit any other action that would in any way restrict, limit or interfere with the performance of its obligations under this Agreement or the transactions contemplated hereby or otherwise make any representation or warranty of each Shareholder herein untrue or incorrect; provided, however, that the Shareholder may determine, in its sole discretion, to tender the Subject Shares in the Offer, but is under no obligation to do so. Notwithstanding the foregoing, such Shareholder may make transfers of Subject Shares by will or by operation of law or other transfers pursuant to charitable gifts or donations or for estate planning purposes, in which case the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement.

(b) Any attempted transfer of Subject Shares, or any interest therein, in violation of this Section 3.3 shall be null and void. In furtherance of this Agreement, such Shareholder shall and hereby does authorize the Company to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of its Subject Shares (and that this Agreement places limits on the voting and transfer of its Subject Shares) pursuant to the terms of this Agreement; provided, that any such stop transfer restriction shall terminate automatically, without any notice or other action by any person, upon the termination of this Agreement in accordance with Section 4.3 and, upon such event, Parent and the Company shall promptly notify the Company’s transfer agent of such termination.

Section 3.4 No Exercise of Appraisal Rights. Such Shareholder agrees not to exercise any appraisal rights or dissenters’ rights in respect of its Subject Shares which may arise with respect to the Merger.

Section 3.5 Legends. If so requested by Parent, such Shareholder agrees that its Subject Shares shall bear a legend stating that they are subject to this Agreement; provided, that the Company shall remove such legend upon the Termination Date.

Section 3.6 Documentation and Information. Such Shareholder (i) subject to reasonable prior notice to such Shareholder, consents to and authorizes the publication and disclosure by Parent of its identity and holding of Subject Shares, the nature of its commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Such Shareholder agrees to promptly update any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 3.7 Public Statement. Such Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Offer, the Merger Agreement or any transactions contemplated thereby without the prior consent of Parent and the Company, except as may be required by applicable Law.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Purchaser:

Microsemi Corporation

2381 Morse Avenue

Irvine, California 92614

Facsimile No. 949-756-0308

Attention: David Goren, Esq.

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Facsimile No. 650-473-2601

Attention: Warren Lazarow, Esq.

if to any Shareholder, to it at that address specified on Annex I, with copies to the persons identified therein,

with a copy (which shall not constitute notice) to the Company:

White Electronic Designs Corporation

3601 East University Drive

Phoenix, Arizona 85034

Facsimile No. 602-437-0556

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Facsimile No. 650-493-6811

Attention: Bradley L. Finkelstein, Esq.

                    Nate Gallon, Esq.

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day.

Section 4.2 Further Assurances.

(a) Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as Parent or Purchaser may reasonably request to carry out the transactions expressly set forth in this Agreement.

(b) Parent and Purchaser shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents and other instruments as any other party may reasonably request to carry out the transactions contemplated by this Agreement.

Section 4.3 Termination. This Agreement shall terminate automatically, without any notice or other action by any person, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time. The date of any termination of this Agreement in accordance with this Section 4.3 shall be referred to herein as the “Termination Date.” Notwithstanding the foregoing, nothing set forth in this Section 4.3 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

Section 4.4 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 4.5 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.6 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of Parent and Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more direct or indirect wholly owned subsidiaries of Parent at any time; provided, that such transfer or assignment shall not relieve Parent or Purchaser of any of its obligations hereunder.

Section 4.7 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law; provided, that Indiana law shall govern with respect to Indiana corporate law issues. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or if no such state court has proper jurisdiction, then the Federal courts located in the State of Delaware (collectively, the “Delaware Courts”). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

Section 4.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this.

Section 4.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

Section 4.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 4.12 Specific Performance. The parties hereto agree that each of Parent and Purchaser would be irreparably damaged if for any reason any Shareholder fails to perform any of its obligations under this Agreement, and that each of Parent and Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, each of Parent and Purchaser shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.13 Shareholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require any Shareholder to attempt to) limit, restrict or otherwise affect any Shareholder who is a director or officer of the Company or any of the Company Subsidiaries from acting in such capacity (it being understood that this Agreement shall apply to each Shareholder solely in each Shareholder’s capacity as a holder of the Subject Shares) or from fulfilling the obligations and responsibilities of such office (including the performance of obligations required by the fiduciary obligations and responsibilities under applicable Law of such Shareholder acting solely in his or her capacity as a director or officer).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MICROSEMI CORPORATION

By:	/s/ JAMES J. PETERSON
Name:	James J. Peterson
Title:	President and Chief Executive Officer

RABBIT ACQUISITION CORP.

By:	/s/ JAMES J. PETERSON
Name:	James J. Peterson
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

GERALD R. DINKEL

Signature:	/s/ GERALD R. DINKEL

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

JACK A. HENRY

Signature:	/s/ JACK A. HENRY

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

BRIAN R. KAHN

Signature:	/s/ BRIAN R. KAHN

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

MELVIN L. KEATING

Signature:	/s/ MELVIN L. KEATING

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

KENNETH J. KRIEG

Signature:	/s/ KENNETH J. KRIEG

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

PAUL D. QUADROS

Signature:	PAUL D. QUADROS

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHAREHOLDER

THOMAS J. TOY

Signature:	/s/ THOMAS J. TOY

[Signature Page to Support Agreement]

ANNEX I

Shareholder / Address	Subject Shares
Gerald R. Dinkel	—
Jack A. Henry	41,000
Brian R. Kahn	5,507,535
Melvin L. Keating	40,000
Kenneth J. Krieg	22,500
Paul D. Quadros	37,500
Thomas J. Toy	42,500